UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 5, 2011
Date of Report (date of earliest event reported)
PCTEL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
471 Brighton Drive
Bloomingdale, Illinois 60108
(Address of Principal Executive Offices, including Zip Code)
(630) 372-6800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
As previously reported in a current report on Form 8-K originally filed with the Securities and Exchange Commission (“SEC”) on January 11, 2011 (the “Original Form 8-K”), PCTEL, Inc. (“PCTEL”) formed a joint venture, PCTEL Secure LLC, a Delaware limited liability company (“PCTEL Secure”), with Eclipse Design Technologies, Inc., an Illinois corporation (“Eclipse”), pursuant to an Amended and Restated Limited Liability Company Agreement dated January 5, 2011 (the “LLC Agreement”).
A copy of the LLC Agreement is attached to the Original Form 8-K as Exhibit 10.1. In that attachment, PCTEL redacted Exhibit D to the LLC Agreement, which contains the form of Intellectual Property License Agreement to be entered into between PCTEL and Eclipse in the event of a termination of the joint venture, as more fully described in the LLC Agreement (the “IP License Agreement”). PCTEL requested that the SEC afford confidential treatment for the IP License Agreement.
PCTEL is filing this Amendment No. 1 (“Amendment No. 1”) to the Original Form 8-K, for the purpose of refiling the LLC Agreement, now including the text of the IP License Agreement with a more limited set of redactions, in response to comments received from the SEC on PCTEL’s confidential treatment request. Accordingly, Exhibit 10.1 filed herewith supersedes in its entirety Exhibit 10.1 previously filed with the Original Form 8-K.
Item 9.01 Exhibits.
     (d) Exhibits.
Exhibit 10.1 —Amended and Restated Limited Liability Company Agreement, dated January 5, 2011, by and between PCTEL, Inc. and Eclipse Design Technologies, Inc. (as redacted)*

*	Confidential portions of this exhibit have been redacted and filed separately with the Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCTEL, Inc.
	By:	/s/ John W. Schoen
Date: May 24, 2011		John W. Schoen, Chief Financial Officer